Exhibit 10.1

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

January 6, 2009

Blue Harbour Strategic Value Partners Master Fund, LP

Blue Harbour Institutional Partners Master Fund, L.P.

646 Steamboat Road

Greenwich, Connecticut 06830

Attention: Mr. Clifton S. Robbins

Ladies and Gentlemen:

We understand that (i) Blue Harbour Strategic Value Partners Master Fund, LP and Blue Harbour Institutional Partners Master Fund, L.P. (collectively, the “Blue Harbour Funds”) are stockholders of Domino’s Pizza, Inc. (the “Company”) and (ii) the Blue Harbour Funds and their respective affiliates may desire to acquire additional shares of capital stock of the Company without being subject to the restrictions under Section 203 of the General Corporation Law of the State of Delaware (“DGCL 203”) applicable to a “business combination” with an “interested stockholder” (within the meaning of DGCL 203). As of the date hereof, the Company and the Blue Harbour Funds have no current intention to engage in any discussions or negotiations with each other regarding a business combination transaction or other extraordinary transaction involving the Company. In consideration of the premises and the covenants of the parties set forth in this agreement (the “Agreement”), and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1. The Company hereby represents and warrants to the Blue Harbour Funds that the Board of Directors of the Company has duly approved (the “Board Approval”) the acquisition by the Blue Harbour Funds and their respective affiliates (collectively with the Blue Harbour Funds, “Blue Harbour”), whether in a single transaction or multiple transactions from time to time, of 15.00% or more of the shares of voting common stock of the Company (“Common Stock”) issued and outstanding from time to time, subject to the limitations provided for in Section 4 hereof and subject to the accuracy of the representations and warranties set forth in Section 2 hereof.

2. The Blue Harbour Funds hereby represent and warrant that, as of the date of this Agreement and assuming the accuracy of the representations and warranties set forth in Section 3 hereof, Blue Harbour is, in the aggregate, the owner (as such term is defined in DGCL 203) of less than 15.00% of the shares of Common Stock issued and outstanding as of the date of this Agreement.

3. The Company hereby represents and warrants that, as of the date of this Agreement, there are 56,990,830 shares of Common Stock issued and outstanding.

4. If (i) Blue Harbour acquires, without prior further approval of the Board of Directors of the Company, beneficial or other ownership (including without limitation through the acquisition of options, warrants, convertible securities or similar rights or any other Derivative Instruments) of more than 19.95% (the “Threshold”) of the shares of Common Stock issued and outstanding, or (ii) Blue Harbour commences, without prior further approval of the Board of Directors of the Company, a tender offer seeking to acquire, directly or indirectly, any Common Stock in excess of the Threshold, or (iii) Blue Harbour, without prior further approval of the Board of Directors of the Company, submits a formal shareholder proposal for inclusion in the Company’s proxy statement (or seeks to solicit proxies from the Company’s stockholders) or makes a formal motion for action by the Company’s Board of Directors to the Company’s Board of Directors (or any committee thereof) relating to the composition or size of the Company’s Board of Directors (or any committee thereof), or (iv) a Blue Harbour Fund breaches any representation, warranty or covenant contained in this

Agreement and, if such breach is capable of being cured, such breach is not cured within 5 days of delivery by the Company of notice of such breach to the Blue Harbour Funds, then, notwithstanding the Board Approval referred to in Section 1 of the Agreement, the provisions of DGCL 203 shall be applicable to a “business combination” (as defined in DGCL 203) with the Company engaged in thereafter by Blue Harbour as if such Board Approval had not been granted; provided, however, that if Blue Harbour’s ownership exceeds the Threshold as a result of a stock repurchase or other anti-dilutive action by the Company, or if Blue Harbour unintentionally exceeds the Threshold due to inaccurate public reporting by the Company that Blue Harbour does not know to be inaccurate at the time it exceeds the Threshold, then the Threshold shall be increased to a percentage equal to the quotient obtained by dividing (A) the number of shares of Common Stock beneficially owned by Blue Harbour by (B) the aggregate number of shares of Common Stock issued and outstanding immediately following such action (or based on such public reporting, as the case may be), effective immediately following the decrease in the number of shares of outstanding Common Stock or on the date of such disclosure, as the case may be.

5. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures were upon the same instrument. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement. This Agreement constitutes the entire agreement among the parties hereto in respect of the subject matter hereof. No provision of this Agreement may be: (a) amended except by an instrument in writing executed by the parties hereto; or (b) waived except by an instrument in writing executed by the party against whom the waiver is to be effective. This Agreement: (i) shall not be assignable by any of the parties hereto; and (ii) shall be binding on successors of the parties hereto.

6. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be brought and determined exclusively in the Chancery Court of the State of Delaware and any state appellate court therefrom located in the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in the State of Delaware).

7. Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

8. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have at law or in equity, may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction (without any requirement to post a bond or other security) or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof.

9. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

10. As used in this Agreement, (i) the term “affiliate” means, with respect to any entity, any other entity or person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity, (ii) the term “control” (including the terms “controlled” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise, and (iii) the term “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, total return swap or other right or instrument with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the Common Stock or with a value derived in whole or in part from the value of the Common Stock, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the Common Stock. For the avoidance of doubt, any cash settled Derivative Instrument or other Derivative Instrument that does not involve the issuance or delivery of Common Stock shall be deemed to represent beneficial or other ownership of the number of notional shares of Common Stock underlying such Derivative Instrument or otherwise used to calculate the value, payment or other settlement of such Derivative Instrument.

If the foregoing correctly sets forth the understanding and agreement between the Company and the Blue Harbour Funds, please so indicate by signing below, whereupon this letter shall become a binding agreement between the parties hereto as of the date first above written.

Domino’s Pizza, Inc.

By:	/s/ David A. Brandon
Name:	David A. Brandon
Title:	Chairman and Chief Executive Officer

Blue Harbour Strategic Value Partners Master Fund, LP
By:	Blue Harbour GP, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name and Title: Clifton S. Robbins, Managing Member

Blue Harbour Institutional Partners Master Fund, L.P.
By:	Blue Harbour GP, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name and Title: Clifton S. Robbins, Managing Member

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